EXHIBIT 99.1

immediate release
HELEN OF TROY LIMITED REPORTS
SECOND QUARTER SALES AND NET EARNINGS

EL PASO, Texas, Oct. 5 - Helen of Troy Limited (NASDAQ, NM: HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported sales and net earnings for the second quarter ended August 31, 2006.

Second quarter sales increased 12.9 percent to $147,172,000 versus sales of $130,389,000 in the same period of the prior year. Second quarter net earnings were $10,874,000 or $0.35 per fully diluted share, compared with $9,452,000 or $.30 per fully diluted share for the same period a year earlier, an increase in earnings per share of 16.7 percent. Sales for the 6 months ended August 31, 2006, increased 7.7 percent to $277,613,000 versus $257,781,000 for the previous year. Net earnings for the first half of this year were $17,553,000 or $0.56 per diluted share, versus $19,999,000, or $0.63 per diluted share in the same period of last year.

Net sales increased 10 percent to $110,976,000 in our Personal Care Segment for the second fiscal quarter compared with $100,861,000 for the same period last year. Net sales increased 7.4 percent to $216,300,000 in the Personal Care Segment for the six month period ending August 31, 2006 compared with 201,377,000 for the same period last year. Net sales for the Housewares Segment increased 22.6 percent to $36,196,000 for the second fiscal quarter compared with $29,528,000 for the same period last year. Net sales increased 8.7 percent to $61,313,000 for the Housewares Segment for the six month period ending August 31, 2006 compared with $56,404,000 for the same period last year.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s second quarter results, stated “We are pleased that the sales increases we experienced in the first quarter have continued into the second quarter. The initial sell through of our new product introductions at retail have positively impacted our sales for the second quarter. We still remain somewhat cautious about the second half of our fiscal year, due to various reports of holiday retail sales estimates.

“We continue to see improvements in our warehouse and distribution efficiency, and expect those improvements to continue through next year. Operationally, our focus during the second quarter remained on our domestic distribution system. During the quarter we continued to refine and improve our abilities to operate our new 1,200,000 square foot Southaven, Mississippi distribution facility. We are currently planning to transfer our Personal Care hair care appliance inventory to our new facility during our fourth fiscal quarter.

“We reaffirm our previous guidance of sales in the range of $600 to $620 million and earnings of $1.70 to $1.80 per fully diluted share for the full current fiscal year ending February 28, 2007.

“As of August 31, 2006, Helen of Troy’s balance sheet remains strong, with cash of $32 million compared to $8 million in the second quarter of the prior year, and stockholders’ equity of $492 million, an increase of $48 million in stockholders’ equity from the comparable period last year. Our accounts receivable at quarter-end was $117 million. Our inventory level was $185 million, down $22 million or 10.6 percent from last year,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release. The teleconference begins at 11 a.m. ET today, Thursday, October 5, 2006. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through November 30, 2006.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include consumer product tools in the kitchen, cleaning, barbecue, barware, storage, organization, garden, hardware, trash and automotive categories. The Company’s products are sold by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., and Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited. Helen of Troy’s owned brands include OXO®, Good Grips®, Brut®, Vitalis®, Final Net®, Ammens®, Condition 3-in-1®, Skin Milk®, Time Block®, Epil-Stop®, Dazey®, Caruso®, Karina®, DCNL™, Nandi™, Isobel™ and WaveRage®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, and Wigo® owned brands to the professional beauty salon industry.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “believes”, “expects” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2006 and in our other filings with the SEC. These risks are generally provided in our public filings under the heading “Quantitative and Qualitative Disclosures about Market Risk.” Investors are urged to refer to the risk factors referred to above for a description of these risks.

HELEN OF TROY LIMITED AND SUBSIDIARIES
Consolidated Condensed Statements of Income
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended August 31,				For the Six Months Ended August 31,
	2006		2005		2006		2005
Net sales	$147,172	100.0%	$130,389	100.0%	$277,613	100.0%	$257,781	100.0%
Cost of sales	80,504	54.7%	70,171	53.8%	153,004	55.1%	138,871	53.9%
Gross profit	66,668	45.3%	60,218	46.2%	124,609	44.9%	118,910	46.1%

Selling, general, and administrative expense	50,028	34.0%	46,088	35.3%	97,053	35.0%	89,482	34.7%
Operating income	16,640	11.3%	14,130	10.8%	27,556	9.9%	29,428	11.4%

Other income (expense):
Interest expense	(4,696)	-3.2%	(3,795)	-2.9%	(9,202)	-3.3%	(7,058)	-2.7%
Other income, net	287	0.2%	403	0.3%	1,077	0.4%	345	0.1%
Total other income (expense)	(4,409)	-3.0%	(3,392)	-2.6%	(8,125)	-2.9%	(6,713)	-2.6%
Earnings before income taxes	12,231	8.3%	10,738	8.2%	19,431	7.0%	22,715	8.8%

Income tax expense	1,357	0.9%	1,286	1.0%	1,878	0.7%	2,716	1.1%
Net earnings	$10,874	7.4%	$9,452	7.2%	$17,553	6.3%	$19,999	7.8%

Diluted earnings per share	$0.35		$0.30		$0.56		$0.63

Weighted average common shares used in computing diluted earnings per share	31,506		31,877		31,483		31,945

HELEN OF TROY LIMITED AND SUBSIDIARIES
EBITDA
(unaudited)
(in thousands)

	Three Months Ended August 31,		Six Months Ended August 31,
	2006	2005	2006	2005

Net earnings	$10,874	$9,452	$17,553	$19,999

Interest income / Expense, net	4,351	3,745	8,568	6,923

Income tax expense	1,357	1,286	1,878	2,716

Depreciation and amortization	3,467	2,892	7,347	5,618

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$20,049	$17,375	$35,346	$35,256

Enter Interest Income Here (as a positive number) ==>	$345	$50	$634	$135

This information may be considered non-GAAP Financial Information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table that reconciles these measures to their corresponding GAAP based measures presented under our Consolidated Condensed Statements of Income, in the accompanying press release.

Management believes the presentation of these non-GAAP financial measures, in connection with the results of the fiscal quarter ended August 31, 2006, provide useful information to investors regarding our results of operations as this non-GAAP financial measure allows investors to better evaluate ongoing business performance and factors that influenced performance during the period under report. Management also uses these non-GAAP measures internally to monitor performance of the business. These non-GAAP financial measures should be considered in addition to, and not as a substitute for financial measures prepared in accordance with GAAP.

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2006